UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 6, Saiou Plaza, No. 5 Haiying Road,
Fengtai Technology Park, Beijing, China 100070

Registrant’s telephone number, including area code (86)-10-8367-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, Mr. Pan Guobin was appointed as the new President of Telestone Technologies Corporation (the “Company”) and Mr. Han Daqing will stay as the Chairman of the Board and CEO of the Company.

Mr. Pan has served as a member of the Board of Director since December 28, 2009. Mr. Pan Guobin brings 24 years of IT working experience and 19 years of senior management experience to the Company. From August 2007 to the present, Mr. Pan served as the vice president of the Company.  From November 2001 to August 2007, Mr. Pan served as  the manager of Tianjin Branch and Northeast District Branch of the Company. From August 1985 to October 2001, Mr. Pan worked as the engineer and then served as the product manager at Tianjin Photoelectricity 754 Factory. Mr. Pan holds a Bachelor’s degree in Computer Application from Xidian University, China.

The Company has signed a 5-year employment agreement with Mr. Pan  with an annual compensation of $60,000. The Company may arrange for Mr. Pan to work overtime provided that he is paid overtime salary in accordance with the Chinese laws and regulations. Mr. Pan is also eligible for standard employee benefits under Chinese laws and regulations.

Item 7.01 Regulation FD Disclosure.

On June 1, 2010,  the Company issued a press release to announce the appointment of Mr.  Pan Guobin as President of the Company.  A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: June 1, 2010	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer